Exhibit 5.2

[Letterhead of]

ADAMS AND REESE LLP

April 3, 2006

W&T Offshore, Inc.

Eight Greenway Plaza, Suite 1330

Houston, Texas 77046

Re:	W&T Offshore, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to W&T Offshore, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) unsecured debt securities of the Company, which may be issued in one or more series consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) to be issued under an indenture, and which may be fully and unconditionally guaranteed (the “Guarantees”) by each of the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”), (ii) common stock, par value $0.00001 per share (the “Common Stock”) of the Company, (iii) preferred stock, par value $0.00001 per share (the “Preferred Stock”) of the Company, (iv) depositary shares (the “Depositary Shares”) of the Company representing a fractional interest in a share of Preferred Stock, and/or (v) warrants to purchase Debt Securities, Preferred Stock, or Common Stock (the “Warrants”) of the Company (the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, and Warrants are collectively referred to herein as the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Amended and Restated Articles of Incorporation of the Company as filed with the Texas Secretary of State on January 28, 2005; (ii) the Amended and Restated Bylaws of the Company; (iii) the form of senior indenture (the “Senior Indenture”) to be filed or incorporated by reference into the Registration Statement as an exhibit; (iv) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be filed or incorporated by reference into the Registration Statement as an exhibit, and (v) the resolutions of the Board of Directors of the Company authorizing the registration of the Securities. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company. We have relied on documents furnished to us by the Company without independent verification of their accuracy. In making the foregoing evaluation, we have assumed that, as to factual matters, all representation’s and warranties and other factual statements made in the aforesaid documents were and are true, correct, and complete in all material respects, and we have made no independent investigation of such matters. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

(1) with respect to Debt Securities to be issued under the Indentures, when (A) the applicable Trustee is qualified to act as Trustee under the Indentures, (B) the applicable Trustee has duly executed and delivered the Indentures, (C) the Indentures have been duly authorized and validly executed and delivered by the Company to the applicable Trustee, (D) the Indentures and, if applicable, the related Guarantees have been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), each of the Subsidiary Guarantors, and any officers of the Company delegated such authority has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters, (F) each Subsidiary Guarantor is duly incorporated or organized under the laws of the jurisdiction of its incorporation or organization and is validly existing and in good standing under the laws of that jurisdiction, and (G) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities, and if applicable Guarantees, will be legally issued and will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such

Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable; and

(3) with respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Texas and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid, and nonassessable;

(4) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Texas, (B) the Deposit Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Deposit Agreement, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered, and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Depositary Shares will be legally issued;

(5) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued.

We are admitted to practice only in the State of Texas and express no opinion as to matters governed by any laws other than the laws of the State of Texas, the Delaware General Corporation Law, and the Federal laws of the United States of America. This letter constitutes a legal opinion letter issued by our firm only as to the matters set forth above, and should not be construed as a guarantee, warranty, or as any other type of document or instrument.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities or the issuance of the Preferred Stock, Depositary Shares, Common Stock, or Warrants on behalf of the Company, in the Prospectus and in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Adams and Reese LLP